Exhibit 10.1

October 28, 2017

Super Micro Computer, Inc.

980 Rock Avenue

San Jose, California 95131

Attention: Howard Hideshima, CFO

Re:	Extension Letter

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SUPER MICRO COMPUTER, INC., a Delaware corporation (the “Company”), the Guarantors (defined therein) which are party thereto, SUPER MICRO COMPUTER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792, as the “Designated Borrower” thereunder and not as a Guarantor (in such capacity, the “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the lenders party thereto (“Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the ascribed meanings as set forth in the Credit Agreement.

As set forth in Section 6.01(a) of the Credit Agreement, Company is required to deliver its audited Consolidated and consolidating financial statements for the fiscal year ending June 30, 2017 (“FYE 2017 Financial Statements”) together with a Compliance Certificate as required under Section 6.02(b) of the Credit Agreement (“FYE 2017 Compliance Certificate”), by no later than October 28, 2017. Borrowers have requested that Administrative Agent and Lenders extend the date by which delivery of the FYE 2017 Financial Statements and FYE 2017 Compliance Certificate is required. Subject to the satisfaction of each of the conditions set forth herein, Administrative Agent and Lenders hereby extend the date by which delivery of the FYE 2017 Financial Statements and FYE 2017 Compliance Certificate is required to January 15, 2018 (“Extended Delivery Date”). The extension set forth above is subject to the following conditions: (i) by no later than October 28, 2017, Company shall deliver to Administrative Agent its fiscal year ending June 30, 2017 internally prepared Consolidated and consolidating financial statements (“Internally Prepared Statements”) together with a corresponding Compliance Certificate for the fiscal year ending June 30, 2017, (ii) by no later than the Extended Delivery Date, Company shall have filed with the SEC and deliver to Administrative Agent a 10K Annual Report for the fiscal Year ending June 30, 2017 and a 10Q Quarterly Report for the quarter ending September 30, 2017, (iii) Company shall promptly report to Administrative Agent any findings in the preparation of the FYE 2017 Financial Statements which are materially different than what was reported in the Internally Prepared Statements, and (iv) there shall be no material difference between the Internally Prepared Statements and the audited FYE 2017 Financial Statements.

Failure to deliver the FYE 2017 Financial Statements, FYE 2017 Compliance Certificate, 10K Annual Report for the fiscal Year ending June 30, 2017 and 10Q Quarterly Report for the quarter ending September 30, 2017 by the Extended Delivery Date shall result in an immediate Event of Default without the benefit of any cure or grace period.

The extension and agreements set forth herein shall be limited precisely as written and shall not be deemed to be an extension or an agreement to any other act by any Borrower which is prohibited by the Credit Agreement. Except as specifically provided above, the extension and agreements set forth herein shall not constitute a waiver or modification of any of the terms of the Credit Agreement.

Regards,

BANK OF AMERICA, N.A.,

as Administrative Agent and Lender

By:	/s/ Thomas R. Sullivan
Name:	Thomas R. Sullivan
Title:	Senior Vice President

Acknowledged and agreed to

this 28th day of October, 2017:

SUPER MICRO COMPUTER, INC.,

a Delaware corporation

By	/s/ Howard Hideshima
Name:	Howard Hideshima
Title:	CFO

SUPER MICRO COMPUTER B.V.,

a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792

By	/s/ Yih-Shyan Liaw
Name:	Yih-Shyan (Wally) Liaw
Title:	Solely Authorized Statutory Director